Exhibit 99.1

NEWS RELEASE For release at 3:00 p.m. CDST, 4/17/07 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com

2911 Peach Street ● P.O. Box 8036 ● Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Announces First Quarter, 2007 Results

WISCONSIN RAPIDS, WI — April 17, 2007 — Renaissance Learning®, Inc., (Nasdaq: RLRN), a leading provider of technology for personalizing reading, math, and writing instruction and practice in pre-K-12 schools and districts, today announced financial results for the quarter ended March 31, 2007.  Revenues for the first quarter of 2007 were $26.7 million, a decrease of 14.2% from first quarter 2006 revenues of $31.1 million.  Deferred revenue increased by $0.5 million in the first quarter of 2007 versus a $2.6 million decline in the prior year’s first quarter.  Net income, which included pre-tax restructuring costs of approximately $0.5 million, or $.01 per share, was $1.3 million, or $.05 per share, compared to net income of $3.5 million, or $.12 per share, for the first quarter last year.  2006 first quarter results included pre-tax costs for executive separation expenses of $1.9 million or $.04 cents per share.

“First quarter results, excluding pre-tax restructuring costs, were similar to the trailing fourth quarter,” commented Terrance D. Paul, Chief Executive Officer of Renaissance Learning.  “Although the first quarter is seasonally not our strongest period, we continue to see trends that support our expectation of improved financial results in the future.  Reading orders were strong, the number of new math and reading customers increased year over year for the first time in several years, and laptop sales were down just 6% compared to declines of 18% and 38% in the fourth and third quarters, respectively.  In addition, we have done some restructuring involving our laptop line which will reduce annual operating costs by approximately $1 million.”

Renaissance Learning added about 500 new customer schools in the U.S. and Canada during the quarter, bringing total North American schools that are actively using the Company’s products to over 71,000.  Of these, over 60,000 are using the Company’s reading products, over 27,000 are using the Company’s math products and over 16,000 are using at least one Renaissance Place product.

The Company will hold a conference call at 4:00 p.m. CDST today to discuss its financial results, quarterly highlights and business outlook.  The teleconference may be accessed in listen-only mode by dialing 888-373-2605, ID number 8623016 at 4:00 p.m. CDST.  Please call a few minutes before the scheduled start time to ensure a proper connection.

more-

RLI Q1 Earnings

A digital recording of the conference call will be made available on April 17, 2007 at 8:00 p.m. through April 24, 2007 at 11:59 p.m.  The replay dial-in is 877-519-4471.  The conference ID number to access the replay is 8623016.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology for personalizing reading, math, and writing instruction and practice in pre-K-12 schools and districts.  Renaissance Learning products give students and teachers continuous feedback to inform instruction and help teachers and administrators motivate students, dramatically accelerate learning and improve test scores.  Renaissance Learning has seven U.S. locations and subsidiaries in Canada, India and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding 2007 financial results, growth initiatives and management’s revenue expectations and growth prospects for future periods.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include risks associated with the implementation of the Company’s strategic growth plan and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2006 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

 (tables to follow)

-more-

RLI Q1 Earnings

CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31

	2007	2006
Net sales:
Products	$21,701	$25,323
Services	4,987	5,794
Total net sales	26,688	31,117

Cost of sales:
Products	3,703	4,328
Services	2,867	2,806
Total cost of sales	6,570	7,134

Gross profit	20,118	23,983

Operating expenses:
Product development	5,065	4,182
Selling and marketing	9,406	9,356
General and administrative	3,842	5,205

Total operating expenses	18,313	18,743

Operating Income	1,805	5,420

Other income (expense), net	302	282

Income before income taxes	2,107	5,522

Income taxes	790	2,043

Net Income	$1,317	$3,479

Income per share:
Basic	$0.05	$0.12
Diluted	$0.05	$0.12

Weighted average shares outstanding
Basic	28,858,799	30,144,940
Diluted	28,881,276	30,165,995

RLI Q1 Earnings

RENAISSANCE LEARNING®, INC.
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(unaudited)

	March 31,	December 31,
	2007	2006

ASSETS:
Current assets:
Cash and cash equivalents	$22,123	$25,978
Investment securities	2,005	2,500
Accounts receivable, net	11,387	10,528
Inventories	5,395	4,108
Prepaid expenses	1,880	1,895
Income taxes receivable	3,316	4,104
Deferred tax asset	3,596	3,596
Other current assets	140	97
Total current assets	49,842	52,806

Investment securities	6,592	1,625
Property, plant and equipment, net	11,541	11,811
Goodwill	46,977	46,973
Other noncurrent assets	6,750	7,308

Total assets	$121,702	$120,523

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$3,905	$2,782
Deferred revenue	23,731	23,751
Payroll and employee benefits	4,092	4,750
Other current liabilities	3,663	3,429
Total current liabilities	35,391	34,712
Deferred revenue	1,357	885
Deferred compensation and other
employee benefits	1,693	1,665
Deferred tax liability	875	878
Income taxes payable	3,083	2,812
Total liabilities	42,399	40,952

Total shareholders' equity	79,303	79,571

Total liabilities and shareholders' equity	$121,702	$120,523